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                                                                      EXHIBIT 23


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated July 24, 2002, except for Notes 7 and 13 as to which the date is August 31, 2002, accompanying the consolidated financial statements included in the Annual Report of Collegiate Pacific Inc. on Form 10-KSB for the year ended June 30, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statements of Collegiate Pacific Inc. on Form SB-2 (File No. 333-64471 and File No. 333-34294) and on Form S-8 (File No. 333-59878).



                                             /s/ Grant Thornton LLP

Dallas, Texas
September 26, 2002